UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2010

COWEN GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to David M. Malcolm Employment Agreement

On July 19, 2010, Cowen Group, Inc. (“Cowen Group”), entered into a letter agreement with David M. Malcolm, the Chairman, President and Chief Executive Officer of Cowen and Company, LLC, the Company’s broker-dealer subsidiary (“Cowen and Company”), amending Mr. Malcolm’s employment agreement with Cowen Group.

The amendment provides that, effective immediately, Mr. Malcolm will cease serving as the Chief Executive Officer and President of Cowen and Company; however, he will continue to serve as Chairman of Cowen and Company, a director of Cowen Group, and a member of Cowen Group’s Executive Management Committee and Operating Committee.  The amendment also provides that, for the 2010 calendar year only, Mr. Malcolm’s minimum annual cash bonus will equal the sum of his base salary and cash bonus for the 2009 calendar year, subject to reduction by $200,000 in the event he retires during 2011.  Additionally, the amendment permits Mr. Malcolm to retire at any time on or after December 31, 2010, and become a Senior Advisor in accordance with the terms of his employment agreement.  Except as modified by the amendment, Mr. Malcolm’s employment agreement remains in full force and effect.

Amendment to Christopher A. White Employment Agreement

On July 21, 2010, Cowen Group entered into a letter agreement with Christopher A. White amending Mr. White’s employment agreement with Cowen Group.

The amendment acknowledges that as of April 29, 2010, Mr. White’s title and position changed from Cowen Group’s Chief Operating Officer to Cowen Group’s Chief of Staff.  Mr. White continues to serve as a Managing Director of Cowen Group and to report to Cowen Group’s Chief Executive Officer.  The amendment also provides that Mr. White shall have until March 31, 2011, to claim “Good Reason” to terminate his employment with Cowen Group as a result of this change in title and position, which change constitutes “Good Reason” under his employment agreement.

The description of the amendments contained herein is qualified in its entirety by reference to the actual amendments filed herewith as Exhibits 10.1 and 10.2.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit #	Description
10.1	Amendment to the Employment Agreement with David M. Malcolm, dated July 19, 2010, by and between David M. Malcolm and Cowen Group, Inc.
10.2	Amendment to the Employment Agreement with Christopher A. White, dated July 21, 2010, by and between Christopher A. White and Cowen Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN GROUP, INC.

Dated: July 22, 2010	By:	/s/ Christopher A. White
	Name:	Christopher A. White
	Title:	Chief of Staff